As filed with the Securities and Exchange Commission on October 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LifePoint Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1538254
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

330 Seven Springs Way
Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

LifePoint Health, Inc. 2013 Long-Term Incentive Plan

(Full title of the plan)

Paul D. Gilbert

Executive Vice President and Chief Legal Officer

LifePoint Health, Inc.

330 Seven Springs Way

Brentwood, Tennessee 37027

(Name and address of agent for service)

(615) 920-7000

(Telephone number, including area code, of agent for service)

Copy to:

Christopher M. Phillips

Waller Lansden Dortch & Davis, LLP

100 Congress Avenue, Suite 2200

Austin, Texas 78701

(512) 685-6400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
LifePoint Health, Inc. 2013 Long-Term Incentive Plan Common Stock, $0.01 par value	3,368,611	$64.22	$216,332,198.42	$21,784.66

(1)                     Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of common stock that become issuable under the 2013 Long-Term Incentive Plan by reason of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event that affects the shares of common stock of or by the registrant, which results in an increase in the number of the registrant’s outstanding shares of common stock or shares issuable pursuant to awards granted under the 2013 Long-Term Incentive Plan.

(2)                     Estimated for the sole purpose of computing the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share is calculated as the average of the high and low selling prices, as reported on the NASDAQ Global Select Market, of the common stock of the registrant as of October 26, 2015, a date within five business days prior to the filing of this Registration Statement.

EXPLANATORY NOTE

LifePoint Health, Inc. (the “Company”) hereby files this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 3,368,611 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to awards granted under the LifePoint Health, Inc. 2013 Long-Term Incentive Plan (the “Plan”).  The contents of the Company’s Registration Statement on Form S-8 (Registration Statement No. 333-190219) registering shares of Common Stock issuable pursuant to the Plan and filed with the Securities and Exchange Commission on July 29, 2013 are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as otherwise indicated, are incorporated herein by reference and made a part hereof:

(a)         The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

(b)         The Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015;

(c)          The Company’s Current Reports on Form 8-K filed on March 19, 2015, April 17, 2015, May 11, 2015, June 4, 2015, June 16, 2015, July 29, 2015, August 31, 2015 and September 21, 2015; and

(d)         Description of the Company’s Common Stock included in the Registration Statement on Form 10/A, Amendment No. 5 (Reg. No. 000-51251) filed by the Company under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.         Exhibits.

Exhibit
Number	Description of Exhibits

4.1

Amended and Restated Certificate of Incorporation of LifePoint Health, Inc., as amended (incorporated by reference from exhibits to the LifePoint Health, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, File No. 000-51251)

4.2	Sixth Amended and Restated By-Laws of LifePoint Health, Inc. (incorporated by reference from exhibits to the LifePoint Health, Inc. Current Report on Form 8-K filed May 11, 2015, File No. 000-51251)

4.3

Form of Specimen Stock Certificate (incorporated by reference from exhibits to the Registration Statement on Form S-4, as amended, filed by LifePoint Health, Inc. on October 25, 2004, File No. 333-119929)

5.1	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	LifePoint Health, Inc. 2013 Long-Term Incentive Plan (incorporated by reference from Appendix A to the LifePoint Health, Inc. Proxy Statement filed April 24, 2013, File No. 000-51251)

99.2

Amendment to the LifePoint Health, Inc. 2013 Long-Term Incentive Plan (incorporated by reference from exhibits to the LifePoint Health, Inc. Current Report on Form 8-K filed June 4, 2015, File No. 000-51251)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brentwood, state of Tennessee, on October 30, 2015.

LIFEPOINT HEALTH, INC.

By:	/s/ Paul D. Gilbert
Paul D. Gilbert
Executive Vice President and
Chief Legal Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leif M. Murphy and Paul D. Gilbert, and both or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ William F. Carpenter III	Chief Executive Officer and Chairman of the Board of	October 30, 2015
William F. Carpenter III	Directors
(Principal Executive Officer)

/s/ Leif M. Murphy	Executive Vice President and Chief Financial Officer	October 30, 2015
Leif M. Murphy	(Principal Financial Officer)

/s/ Michael S. Coggin	Senior Vice President and Chief Accounting Officer	October 30, 2015
Michael S. Coggin	(Principal Accounting Officer)

/s/ Gregory T. Bier	Director	October 30, 2015
Gregory T. Bier

/s/ Richard H. Evans	Director	October 30, 2015
Richard H. Evans

/s/ DeWitt Ezell, Jr.	Director	October 30, 2015
DeWitt Ezell, Jr.

SIGNATURE	TITLE	DATE

/s/ Michael P. Haley	Director	October 30, 2015
Michael P. Haley

/s/ Marguerite W. Kondracke	Director	October 30, 2015
Marguerite W. Kondracke

/s/ John E. Maupin, Jr.	Director	October 30, 2015
John E. Maupin, Jr.

/s/ Reed V. Tuckson, M.D.	Director	October 30, 2015
Reed V. Tuckson, M.D.

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibits

4.1

Amended and Restated Certificate of Incorporation of LifePoint Health, Inc., as amended (incorporated by reference from exhibits to the LifePoint Health, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, File No. 000-51251)

4.2	Sixth Amended and Restated By-Laws of LifePoint Health, Inc. (incorporated by reference from exhibits to the LifePoint Health, Inc. Current Report on Form 8-K filed May 11, 2015, File No. 000-51251)

4.3

Form of Specimen Stock Certificate (incorporated by reference from exhibits to the Registration Statement on Form S-4, as amended, filed by LifePoint Health, Inc. on October 25, 2004, File No. 333-119929)

5.1	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	LifePoint Health, Inc. 2013 Long-Term Incentive Plan (incorporated by reference from Appendix A to the LifePoint Health, Inc. Proxy Statement filed April 24, 2013, File No. 000-51251)

99.2

Amendment to the LifePoint Health, Inc. 2013 Long-Term Incentive Plan (incorporated by reference from exhibits to the LifePoint Health, Inc. Current Report on Form 8-K filed June 4, 2015, File No. 000-51251)